CONSENT OF INDEPENDENT AUDITORS



The Trustees and Shareholders
Evergreen Utility Fund
Evergreen Growth and Income Fund
Evergreen Value Fund
Evergreen Small Cap Equity Income Fund
Keystone Fund for Total Return
Evergreen Foundation Fund
Evergreen Tax Strategic Foundation Fund
Evergreen American Retirement Fund
Evergreen Balanced Fund

We consent to:

    1) the use of our report dated February 19, 1997 for Evergreen Utility Fund, Evergreen Growth and Income Fund, Evergreen Value Fund and Evergreen Small Cap Equity Income Fund incorporated by reference herein;

    2) the use of our report dated December 27, 1996 for Keystone Fund for Total Return incorporated by reference herein;

    3) the use of our report dated  February 19, 1997 for  Evergreen  Foundation
       Fund,   Evergreen  Tax  Strategic  Foundation  Fund,  Evergreen  American
       Retirement Fund and Evergreen Balanced Fund; and

   4) the reference to our firm under the caption "FINANCIAL HIGHLIGHTS" in the prospectus for the Evergreen Growth and Income Funds.

                                        /s/ KPMG Peat Marwick LLP
                                            KPMG Peat Marwick LLP

Boston, Massachusetts
April 1, 1997